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                                                                     EXHIBIT 5.1



                 [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

                                 August 8, 2005


Onyx Software Corporation
1100 - 112th Avenue NE, Suite 100
Bellevue, Washington  98004

     RE: ONYX SOFTWARE CORPORATION REGISTRATION STATEMENT ON FORM S-8 FOR STOCK OPTION AGREEMENTS DATED JUNE 7, 2004 BETWEEN THE COMPANY AND JANICE P. ANDERSON

Ladies and Gentlemen:

     We have acted as counsel to Onyx Software Corporation (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), that the Company is filing with the Securities and Exchange Commission with respect to 600,000 shares of Common Stock, $0.01 par value per share, issuable pursuant to four Stock Option Agreements, each dated June 7, 2004, between the Company and Janice P. Anderson.

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based on and subject to the foregoing, we are of the opinion that any shares of Company Common Stock that may be issued pursuant to the Stock Option Agreements have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares and the sale of such shares by the Company in accordance with the terms of the Stock Option Agreements, and the receipt of consideration for such shares in accordance with the terms of the Stock Option Agreements, such shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP